UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016 (September 13, 2016)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

On September 14, 2016, MISONIX, INC. (the “Company”) filed a Form 12b-25 (the “Form”) with the Securities and Exchange Commission indicating that the Company likely will not be in a position to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 within the 15-day extension period provided in Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form stated that the Audit Committee of the Company has determined that deficiencies existed in the Company’s internal control over financial reporting at June 30, 2016. The Audit Committee is still considering whether or not the deficiencies constitute one or more material weaknesses in the Company’s internal control over financial reporting at such date. Notwithstanding its determination, the Audit Committee has no current information to suggest that the Company’s previously reported financial statements and results are incorrect in any material respect. The filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 will be delayed pending completion of an investigation relating to these deficiencies being overseen by the Audit Committee. The filing may also be delayed as a result of the appointment effective September 13, 2016 by the Board of Directors of the Company of Joseph Dwyer as interim Chief Financial Officer. Richard A. Zaremba, Senior Vice President and Chief Financial Officer through September 13, 2016, has been appointed Senior Vice President, Finance. The Company is working diligently to resolve these matters and intends to file its Annual Report on Form 10-K as promptly as reasonably practicable.

Preliminary results for the fiscal year ended June 30, 2016 are net sales of $23.1 million and a net loss ranging from $(1.0) million to $(1.3) million for the fiscal year ended June 30, 2016 as compared to net sales of $22.2 million and net income of $5.6 million for the fiscal year ended June 30, 2015, which included a $2.9 million reversal of the valuation allowance previously recorded against deferred tax assets. On a per share basis, such preliminary results represent a net loss per share – basic ranging from $(0.13) to $(0.17) and a net loss per share – diluted ranging from $(0.13) to $(0.17) for the fiscal year ended June 30, 2016 as compared to net income per share – basic of $0.74 and net income per share – diluted of $0.69. The preliminary net loss for the fiscal year ended June 30, 2016 is attributable to higher operating expenses, including higher sales and marketing expense.

The Company issued a press release on September 14, 2016 announcing the filing of the Form and the preliminary results for the fiscal year ended June 30, 2016. The press release is attached hereto as Exhibit 99.1. The information in this Item and the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On September 13, 2016, Richard A. Zaremba (i) ceased serving as the Company’s Senior Vice President and Chief Financial Officer and (ii) was appointed Senior Vice President, Finance of the Company. He remains the Company’s Secretary and Treasurer.

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(c)	On September 13, 2016, the Board of Directors of the Company appointed Joseph Dwyer, age 60, as the Company’s interim Chief Financial Officer, reporting to the Company’s Chief Executive Officer and Audit Committee. The Company entered into a Consulting Agreement, dated September 13, 2016, with Dwyer Holdings LLC (“Dwyer Co.”) to provide Mr. Dwyer’s services to the Company (the “Agreement”). The Agreement is in effect for a one (1) year period, cancellable by either party upon five (5) days’ notice anytime after the initial two (2) months of the term. Dwyer Co. will be paid $30,000 per month for Mr. Dwyer’s services.

From June 2015 to the present, Mr. Dwyer has provided financial consulting and advisory services to companies through Dwyer Co. Prior thereto, from November 2012 until June 2015, he was Chief Financial Officer of Virtual Piggy, Inc., a publicly-traded technology company (“Virtual Piggy”). Prior to joining Virtual Piggy, Mr. Dwyer served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and chairman of the audit committee and served as interim chief administrative officer of Energy Solutions International, Inc., a privately held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a privately held financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting with SEC reporting and compliance. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president of AXS-One Inc., a publicly traded software company. During 2004, Mr. Dwyer served as chief financial officer of Synergen, Inc., a privately held software company providing energy technology to utilities. Prior to 2004, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and chief financial officer of Winstar Global Products, Inc., a manufacturer and distributor of hair care, bath and beauty products until its acquisition by Winstar Communications, Inc. in 1995 when Mr. Dwyer went on to serve as senior vice president, finance of Winstar Communications. Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such document which document is Exhibit 10.24 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.24	Consulting Agreement, dated September 13, 2016, by and between MISONIX, INC. and Dwyer Holdings LLC.

Exhibit 99.1	Press Release of MISONIX, INC., dated September 14, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2016	MISONIX, INC.

		By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.24	Consulting Agreement, dated September 13, 2016, by and between MISONIX, INC. and Dwyer Holdings LLC

Exhibit 99.1	Press Release of MISONIX, INC., dated September 14, 2016

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